Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement No. 333-115897 of Digital Recorders, Inc. on Form S-1 of our report, dated March 31, 2004, except for Note 7, as to which the date is April 14, 2004, and Note 21, as to which the date is April 1, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/McGladrey & Pullen, LLP

Raleigh, North Carolina
June 25, 2004